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                                  EXHIBIT 21
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                            JONES INTERCABLE, INC.
                             LIST OF SUBSIDIARIES

Evergreen Intercable, Inc.
International Aviation, Ltd.
Jones Cable Corporation
Jones Cable Holdings, Inc.
Jones Cable Holdings II, Inc.
Jones Communications, Inc.
Jones Communications of Arizona, Inc.
Jones Communications of California, Inc.
Jones Communications of Georgia/South Carolina, Inc.
Jones Communications of Maryland, Inc.
Jones Communications of Missouri, Inc.
Jones Communications of New Mexico, Inc.
Jones Communications of Virginia, Inc.
Jones Electronic Manufacturing Services, Inc.
Jones Futurex, Inc.
The Intercable Group, Ltd. (fka The Jones Group, Ltd.)
Jones Intercable Funds, Inc.
Jones Intercble of Ft. Myers, Inc.
Jones Intercable of Leeds, Inc.
Jones Intercable of San Diego, Inc.
Jones Intercable of South Hertfordshire, Inc.
Jones Material Management, Inc.
Jones of Wisconsin, Inc.
Jones Panorama Properties, Inc.
Jones Programming Services, Inc.
Jones Satellite Programming, Inc.
Jones Spacelink Acquisition Corporation
Jones Spacelink Cable Corporation
Jones Spacelink Management, Inc.
Jones Telecommunications of California, Inc.
Jones Telecommunications of Maryland, Inc.
Jones Telecommunications of Virginia, Inc.
Jones Tri-City Intercable, Inc.
Jones U.K. Holdings, Inc.
Saturn Cable T.V., Inc.